UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 23, 2005

Career Education Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23245	36-3932190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On December 28, 2005, Career Education Corporation (the “Company”) announced that Patrick W. Gross was appointed to the Company’s board of directors.  Mr. Gross’s appointment was effective on December 23, 2005, and he will serve in the class of directors whose terms expire at the Company’s 2006 annual meeting of stockholders.  The Company’s board of directors has not yet determined on which of its committees Mr. Gross will serve.  Mr. Gross is the founder and chairman of The Lovell Group, a business and technology advisory and investment firm based in Washington, D.C.

Attached hereto as Exhibit 99.1 is a copy of the press release dated December 28, 2005, which is incorporated herein by reference, announcing the appointment of Mr. Gross to the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release of Career Education Corporation dated December 28, 2005, announcing the appointment of Patrick W. Gross to its board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

Dated: December 29, 2005	By:	/s/ Janice L. Block
Janice L. Block
Senior Vice President, General Counsel, and Corporate Secretary

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release of Registrant dated December 28, 2005, announcing the appointment of Patrick W. Gross to its board of directors.